UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

DC Industrial Liquidating Trust

(Exact name of registrant as specified in its charter)

Maryland	000-54372	47-7297235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2017, DC Industrial Liquidating Trust (the “Trust”), indirectly through one of its subsidiaries, entered into a Purchase and Sale Contract (the “Purchase Agreement”) with Westcore II AC, LLC (the “Buyer”) to sell the property known as “Cajon Distribution Center,” an 830,750 square foot distribution warehouse located in San Bernardino, California (the “Property”), for approximately $61.9 million in cash, subject to adjustment for customary real estate prorations. Pursuant to the Purchase Agreement, in addition to the purchase price, the Trust would have been entitled to an earn-out payment of up to $2.5 million in the event that certain leasing occurred at the Property within a specified period of time. Pursuant to the Purchase Agreement, the Buyer deposited into escrow $1.0 million on June 26, 2017. The Trust’s sole remedy for the Buyer’s default under the Purchase Agreement is forfeiture of the Buyer’s deposit.

Item 1.02 Termination of a Material Definitive Agreement

On June 28, 2017, the Trust received a written termination notice from the Buyer terminating, in accordance with its terms, the Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DC INDUSTRIAL LIQUIDATING TRUST

June 28, 2017	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Managing Director, Chief Financial Officer

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